UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2003

MeadWestvaco Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-31215	31-1797999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One High Ridge Park, Stamford, Connecticut 06905

(Address of principal executive offices)

(203) 461-7400

(Registrant’s telephone number, including area code)

ITEM 9.	Regulation FD Disclosure (ITEM 12. Results of Operations and Financial Condition)

On July 28, 2003, MeadWestvaco Corporation issued a press release announcing certain financial results for the second quarter and six months ended June 30, 2003. Reported results are preliminary and not final until filing of the second quarter Form 10-Q with the Securities and Exchange Commission. A copy of the press release is attached hereto as Exhibit 99.

In accordance with guidance from the Securities and Exchange Commission in Release number 33-8216, the information furnished under this Item 9, Regulation FD Disclosure, is intended to be furnished under Item 12, Results of Operations and Financial Condition.

The information in this Form 8-K and Exhibit 99 attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEADWESTVACO CORPORATION

By	/s/ JOHN J. CARRARA
John J. Carrara
Assistant Secretary

Date: July 28, 2003

EXHIBIT INDEX

Exhibit 99	Press Release dated July 28, 2003